News Release Contact: Robert M. Plante Vice President & Chief Financial Officer P.O. Box 206, Whippany, NJ 07981-0206 Phone: 973-503-9252

FOR IMMEDIATE RELEASE

Suburban Propane Partners, L.P. to Hold
Fiscal 2006 Fourth Quarter/Year End Results Conference Call

Whippany, New Jersey, November 2, 2006   —   Suburban Propane Partners, L.P. (the ‘‘Partnership’’) (NYSE: SPH), a nationwide marketer of propane gas, fuel oil and related products and services, announced today that it has scheduled its Fiscal 2006 Fourth Quarter and Full Year Results Conference Call for Thursday, November 16, 2006 at 9:00 AM Eastern Time.

Analysts, investors and other interested parties are invited to listen to management’s discussion of Fiscal 2006 fourth quarter and year-end results and business outlook by accessing the call via the internet at www.suburbanpropane.com, or by telephone as follows:

Phone #: (800) 700-7133
Ask for: Suburban Propane Fiscal Year 2006 Fourth Quarter Results Conference Call.

In addition, a replay of the conference call will be available from 4:00 PM Thursday, November 16, 2006 until 11:59 PM, Friday, November 17, 2006 and can be accessed by dialing (800) 475-6701, Access Code 846246. The replay will also be available via Suburban’s web site until Wednesday, November 22, 2006.

Suburban Propane Partners, L.P. is a publicly traded Master Limited Partnership listed on the New York Stock Exchange. Headquartered in Whippany, New Jersey, Suburban has been in the customer service business since 1928. The Partnership serves the energy needs of approximately 1,000,000 residential, commercial, industrial and agricultural customers through more than 370 locations in 30 states.

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